UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

(804) 527-1970

(Registrant’s telephone number, including area code)

Star Scientific, Inc.

4470 Cox Road

Glen Allen, Virginia 23060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On December 27, 2013, the stockholders of Star Scientific, Inc. (the “Company”) approved an amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation to change the Company’s name from Star Scientific, Inc. to Rock Creek Pharmaceuticals, Inc. On June 2, 2014, the Company filed its Tenth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was effective and which made the name change effective as of 12:01 a.m. on June 4, 2014. A copy of the Tenth Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Amendment and Restatement of By-Laws

Effective as of June 4, 2014, the Company amended and restated its by-laws to reflect its name change. A copy of the amended and restated by-laws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Related Matters

In connection with its name change, the Company also took the following steps:

•	Obtained a new CUSIP number for its common stock, which is 772081105, and

•	Changed its NASDAQ trading symbol from “STSI” to “RCPI” effective as of Wednesday, June 4, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit

Number	Description

3.1	Tenth Amended and Restated Certificate of Incorporation, effective as of June 4, 2014.

3.2	By-Laws of Rock Creek Pharmaceuticals, Inc., effective as of June 4, 2014.

4.1	Specimen Common Stock Certificate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: June 4, 2014

EXHIBIT INDEX

Exhibit

Number	Description

3.1	Tenth Amended and Restated Certificate of Incorporation, effective as of June 4, 2014.

3.2	By-Laws of Rock Creek Pharmaceuticals, Inc., effective as of June 4, 2014.

4.1	Specimen Common Stock Certificate.